UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 8, 2005

BIOSITE INCORPORATED

(Exact name of registrant as specified in charter)

Delaware	000-21873	33-0288606
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11030 Roselle Street San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 455-4808

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On March 8, 2005, we completed the implementation of a 409A Nonqualified Deferred Compensation Plan (the “Plan”), for the benefit of a select group of our management or highly compensated employees, including our executive officers.  The Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  The Plan is an unfunded arrangement and is intended to be exempt from the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

A participant in the Plan may annually elect to defer a portion of his or her compensation, subject to certain minimum and maximum thresholds set forth in the Plan.  The deferred compensation is contributed to either a retirement account or an in-service account established by the participant at the time the deferral election is made.  We may also make discretionary contributions to participants’ accounts in the future, although we do not currently do so.  Amounts contributed to participants’ accounts through participant deferrals or through our discretionary contributions are generally not subject to income tax until they are distributed from the accounts.  All contributions made by participants are vested immediately.  Any discretionary contributions made by us in the future, if any, are subject to such vesting arrangements as we may determine.

Amounts credited to a retirement account are distributed upon the retirement of a participant, in a lump sum or in annual installments during a specified number of years after retirement.  Amounts credited to an in-service account are distributed at the beginning of a year selected by the participant that is no sooner than a specified number of years after the year the deferral election is made, in a lump sum or in annual installments during a specified number of years after the initial distribution.  In the event of a participant’s disability, death or, subject to certain limitations set forth in the Plan, a participant’s termination of employment, all amounts credited to his or her account are distributed immediately in a lump sum.  Early distributions may be permitted in the event of unforeseeable emergencies.  A participant may from time to time designate one or more persons as his or her beneficiaries entitled to receive distributions under the Plan.

A committee appointed by our Board of Directors administers the Plan.  The Plan may be amended or terminated by our Board of Directors at any time, although no such amendment or termination may deprive a participant of any rights accrued under the Plan prior to the date of the amendment or termination.  Other amendments may be made to conform the Plan to the provisions of applicable law, including the Code and ERISA.  Upon a change of control of Biosite, as defined in the Plan, any successor to Biosite by reason of such change of control may adopt the Plan, but if such adoption does not occur within a specified time following such change in control, all amounts credited to a participant’s account are distributed immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSITE INCORPORATED

Date: March 10, 2005	By:	/s/ CHRISTOPHER J. TWOMEY
Christopher J. Twomey
Senior Vice President, Finance and Chief Financial Officer